SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): April 22, 2008

                            Timberland Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

       Washington                   0-23333                  91-1863696
---------------------------        ---------           ----------------
State or other jurisdiction        Commission          (I.R.S. Employer
Of incorporation                   File Number        Identification No.)


624 Simpson Avenue, Hoquiam, Washington                       98550
--------------------------------------------                 --------
(Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On April 22, 2008, Timberland Bancorp, Inc. issued its earnings release for the quarter ended March 31, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

        (c)    Exhibits

        99.1   Press Release of Timberland Bancorp, Inc. dated April 22, 2008

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     TIMBERLAND BANCORP,INC.


DATE:  April 22, 2008                By: /s/Dean J. Brydon
                                         ------------------------
                                         Dean J. Brydon
                                         Chief Financial Officer

                                  Exhibit 99.1

Contact:  Michael R. Sand
          President & CEO
          Dean J. Brydon CFO
          (360) 533-4747
          http://www.timberlandbank.com
          -----------------------------

   Timberland Bancorp Earns $1.6 Million or $0.24 per Share in Fiscal Second
                              Quarter 2008


HOQUIAM, WA--Apr 22, 2008 -- Timberland Bancorp, Inc. (NASDAQ:TSBK) ("Timberland"), the holding company for Timberland Bank ("Bank"), today reported solid fiscal second quarter profits of $1.6 million after a $700,000 addition to its loan loss reserves as a result of continued loan growth and the reclassification of certain loans. In the second quarter of fiscal 2008, Timberland earned $1.6 million, or $0.24 per diluted share, compared to $1.9 million, or $0.27 per diluted share, in the second quarter one year ago. All per share data has been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend paid on June 5, 2007.

Fiscal Second Quarter 2008 Highlights: (quarter ended March 31, 2008 compared to the quarter ended March 31, 2007)

   *   The loan portfolio increased 14% to $548 million from $480 million.
   * Total deposits increased by $9 million with an increase of $7 million in savings and N.O.W. checking account balances.
   *   Total assets increased 6% to $655 million from $618 million.
   *   Revenue increased 4% due to solid loan growth.
   *   Loan loss reserves increased to 1.21% of loans.
   * Capital levels remain strong with a 10.4% tangible equity to assets ratio.
   * Completed 15th share repurchase program and announced another 5% repurchase program.

"While the Northwest economy has slowed we are seeing encouraging signs in our core markets," said Michael R. Sand, President and Chief Executive Officer. "The recent announcement by the State of Washington that a site in Grays Harbor County was chosen to facilitate the construction of pontoons for Seattle's Evergreen Point floating bridge is good news for our local economy. The project should bring 250 construction and 75 to 100 manufacturing jobs to the Grays Harbor market."

"We are also pleased with the increase in good quality commercial and industrial ("C&I") loans being produced by our lenders in the Pierce County market. Our C&I portfolio has increased by 32% during the past year and we anticipate the continued growth of this loan segment. The quality of these loans validates our ability to compete in a competitive C&I market. We have also recently observed an increase in the sale of spec homes in eastern Pierce County. During the past several weeks one of our spec builders sold five of his inventory of seven homes with closings scheduled for late April and mid to late May. We are encouraged to see the increased sales activity in this market."

"We have continued to build our reserve for loan losses during this time of economic uncertainty," Sand also stated. "While our history of recovering principal on defaulted loans is excellent we believe it is prudent to build a strong reserve position consistent with results of our quarterly loan loss reserve analysis in addition to maintaining a strong capital position." The increase in non-performing loans ("NPLs") of approximately $2.5 million for the quarter was due primarily to placing Timberland's one-eighth participation interest of $1.9 million in a Clark County residential land development loan on non-accrual as noted below. The plat which is east of Vancouver Washington is finished and lots are currently being marketed. Total NPLs of $6.4 million represent 0.98% of total assets.

Operating Results
Fiscal second quarter revenue (net interest income before provision for loan losses plus non-interest income) increased 4% to $8.2 million from $7.9 million in the like quarter one year ago. Net interest income before the provision for loan losses increased 3% to $6.7 million compared to the like quarter one year ago with interest and dividend income increasing 7% and interest expense increasing 16%. Strong loan growth contributed to the increase in net interest income and offset increased funding costs.

Timberland Q1 Earnings
April 22, 2008
Page 2


Timberland's net interest margin remained strong at 4.44%, a reduction of 15 basis points from the 4.59% reported for the quarter ended December 31, 2007. "The substantial Fed rate cuts during the quarter affected margins but stimulated residential loan activity," said Dean Brydon, Chief Financial Officer. The other factor influencing margin compression was the reversal of interest on loans placed on non-accrual during the quarter which reduced the margin by approximately eight basis points. The Bank's net interest margin was 4.75% for the same quarter one year ago.

In the second fiscal quarter Timberland increased its loan loss provision by $544,000 when compared to the like quarter in the prior fiscal year. "With continuing loan portfolio growth, the reclassification of certain loans and a generally slower Northwest economy we made prudent additions to loan loss reserves this quarter," Brydon noted. While there were no charge offs during the quarter ended March 31, 2008, the reserve for principal impairments on non-accrual loans was increased by $329,000 to $623,000. Impairments may result in actual charge offs against the impairment reserves in the future. The Bank's largest non-accrual loan is a $1.9 million participation interest in a land development loan secured by property located in Clark County, east of Vancouver, Washington. Lot sales have been occurring, however at a rate indicating a longer than anticipated absorption period.

Non-interest income increased 9% to $1.55 million for the second quarter from $1.42 million for the second quarter of fiscal 2007, primarily due to increased income from loan sales (gain on sale of loans and servicing income on loans sold). The sale of fixed rate one-to-four family mortgage loans totaled $11.6 million for the second quarter of fiscal 2008 compared to $6.6 million for the same period one year prior. Moderate interest rates for 30-year fixed rate loans has increased the demand for financing one-to-four family properties which increases revenues associated with the sale of such loans.

Timberland's total operating (non-interest) expenses increased to $5.21 million for the second quarter from $4.94 million for the second quarter of fiscal 2007 primarily due to a $220,000 increase in salaries and employee benefits expense and a $67,000 increase in advertising expenses. The increased salary and benefit expense was primarily the result of annual salary adjustments (effective October 1, 2007) and the addition of several employees. The increased advertising expenses were primarily attributable to marketing costs designed to gather new deposits. As a result of the increased expenses, the efficiency ratio increased to 63.29% for the current quarter compared to 62.42% for the same quarter one year ago.

Asset Quality
The non-performing assets ("NPAs") to total assets ratio was 0.98% at March 31, 2008, with no charge-offs during the quarter. The allowance for loan losses totaled $6.7 million at March 31, 2008, or 1.21% of loans receivable and 105% of non-performing loans. The allowance for loan losses was $6.0 million, or 1.11% of loans receivable and $4.3 million, or 0.89% at December 31, 2007 and March 31, 2007, respectively.

NPLs totaled $6.4 million at March 31, 2008, and were comprised of 17 loans including 11 single family speculative home loans located in Pierce County totaling $4.0 million (which included one $1.0 million loan, one $522,000 loan, eight loans with loan balances ranging from $245,000 to $344,000, and one loan with an outstanding balance of $63,000), a $1.9 million participation interest in a land development loan located in Clark County, two home equity consumer loans totaling $183,000 on which losses, if any, incurred on the disposition of the underlying collateral are recoverable from title insurance proceeds, one commercial real estate loan for $152,000 that is well secured, one commercial business loan for $119,000 that is well secured, and one land loan for $22,000 the security for which has a tax assessed value of $134,000. These non-performing loans represent eight credit relationships.
Balance Sheet Management
Total assets increased 6% year over year, to $654.5 million at March 31, 2008, from $646.6 million at December 31, 2007 and $617.8 million one year ago primarily due to strong loan portfolio growth.

LOAN PORTFOLIO
($ in thousands)        March 31, 2008    Dec. 31, 2007     March 31, 2007
                       Amount   Percent  Amount   Percent  Amount   Percent
                      ---------  -----  ---------  -----  ---------  -----

Mortgage Loans:
 One-to-four family
  (1)                 $ 108,117     18% $ 101,971     17% $ 104,697     19%
 Multi family            37,932      6     38,828      6     17,156      3
 Commercial             136,112     22    126,003     21    137,474     25

Timberland Q1 Earnings
April 22, 2008
Page 3


 Construction and land
  development           197,384     32    206,105     34    179,350     32
 Land                    55,158      9     57,033      9     48,331      9
                      ---------  -----  ---------  -----  ---------  -----
   Total mortgage
    loans               534,703     87    529,940     87    487,008     88
Consumer Loans:
 Home equity and second
  mortgage               47,003      8     47,071      8     41,357      7
 Other                   10,888      2     10,627      2     11,543      2
                      ---------  -----  ---------  -----  ---------  -----
                         57,891     10     57,698     10     52,900      9
Commercial business
 loans                   20,177      3     18,642      3     15,289      3
                      ---------  -----  ---------  -----  ---------  -----
Total loans           $ 612,771    100% $ 606,280    100% $ 555,197    100%
Less:
   Undisbursed portion
    of construction
    loans in process    (55,447)          (60,708)          (68,034)
   Unearned income       (2,782)           (2,928)           (3,003)
   Allowance for loan
    losses               (6,697)           (5,997)           (4,272)
                      ---------         ---------         ---------
Total loans
 receivable, net      $ 547,845         $ 536,647         $ 479,888
                      =========         =========         =========
_____________________
(1) Includes loans held for sale



CONSTRUCTION LOAN COMPOSITION
($ in thousands)        March 31, 2008     Dec. 31, 2007    March 31, 2007
                       Amount   Percent   Amount  Percent   Amount  Percent
                      ---------  -----  ---------  -----  ---------  -----
Custom and owner /
 builder              $  46,311     23% $  50,748     25% $  46,723     26%
Speculative              42,582     22     41,251     20     36,753     20
Commercial real
 estate                  56,964     29     66,949     32     57,191     32
Multi-family             21,941     11     22,060     11     17,756     10
Land development         29,586     15     25,097     12     20,927     12
                      ---------  -----  ---------  -----  ---------  -----
  Total construction
   loans              $ 197,384    100% $ 206,105    100% $ 179,350    100%

Net loans receivable increased 8% on an annualized basis during the quarter to $547.8 million at March 31, 2008, and increased 14% from $479.9 million one year ago. During the quarter the portfolio increased by $11.2 million as commercial real estate loans increased by $10.1 million, one-to-four family mortgage loans increased by $6.2 million (including $4.9 million that are held for sale), and commercial business loans increased by $1.5 million. These increases were partially offset by a $3.5 million decrease in construction and land development loans (net of the undisbursed portion) and a $1.9 million decrease in land loans. Loan originations decreased to $59.0 million for the quarter ended March 31, 2008 from $65.5 million for the quarter ended December 31, 2007 and from $86.2 million for the quarter ended March 31, 2007. The Bank continues to sell fixed rate one-to-four family mortgage loans into the secondary market for asset-liability management purposes.

Timberland's investment securities decreased by $2.2 million during the quarter to $42.9 million at March 31, 2008 from $45.1 million at December 31, 2007 primarily due to the maturity or call of U.S. agency securities, regular amortization and prepayments on mortgaged backed securities, and a decrease in market value on mutual funds. At March 31, 2008, the mutual funds had gross unrealized losses of $1.5 million as the market value ($31.4 million) was below the amortized cost ($32.9 million). These mutual funds invest primarily in highly rated mortgage-backed securities and U.S. agency securities and their net asset values have been negatively impacted by the unusually large spreads in the market for mortgage-related products. The credit ratings and quality of underlying securities in the funds remain solid and Timberland believes that the risk of principal loss is low. The two largest mutual funds (ASARX and AULTX) in the portfolio comprise over 83% of the total mutual fund balance and currently have three star ratings from Morningstar. We continue to believe that the market value of the underlying securities will recover as spreads narrow on mortgage-related securities. However, if the wide pricing spreads on mortgage-related products continues to persist or we find that the narrowing spreads do not positively affect the market value of these funds in the manner we anticipate, we may deem the funds to be other than temporarily impaired and a non-cash charge to income may occur. In accordance with accounting rules, the reduction in market value of these mutual funds continues to be reflected as a reduction in Timberland's capital which, as noted previously, remains strong with a tangible equity to assets ratio of 10.40%.

Timberland Q1 Earnings
April 22, 2008
Page 4


DEPOSIT BREAKDOWN
($ in thousands)
                        March 31, 2008     Dec. 31, 2007    March 31, 2007
                       Amount   Percent   Amount  Percent   Amount  Percent
                      ---------  -----  ---------  -----  ---------  -----
Non-interest bearing  $  50,068     11% $  50,590     11% $  53,321     12%
N.O.W. checking          88,350     19     83,594     18     83,945     19
Savings                  57,212     12     54,738     12     62,169     14
Money market             47,244     10     47,102     10     45,950     10
Certificates of deposit
 under $100             137,529     29    133,676     29    129,986     29
Certificates of deposit
 $100 and over           74,376     16     68,527     15     68,751     16
Certificates of deposit
 - brokered              15,058      3     23,020      5         --     --
                      ---------  -----  ---------  -----  ---------  -----
   Total deposits     $ 469,837    100% $ 461,247    100% $ 444,122    100%
                      =========  =====  =========  =====  =========  =====

Total deposits increased $8.6 million to $469.8 million at March 31, 2008 from $461.2 million at December 31, 2007 primarily due to a $9.7 million increase in certificate of deposit accounts, a $4.8 million increase in N.O.W. checking accounts, and a $2.5 million increase in savings accounts. These increases were partially offset by an $8.0 million decrease in brokered deposits.

Total shareholders' equity decreased $147,000 to $74.8 million at March 31, 2008 from $75.0 million at December 31, 2007. Timberland continued to manage its capital ratio through asset growth, stock repurchases and dividends. During the quarter Timberland repurchased 94,950 shares for $1.22 million (an average price of $12.83 per share) and completed it 15th share repurchase program. Shortly after completing this repurchase program, Timberland announced that it had authorized an additional 5% (or 343,468 shares) repurchase program. No shares have been repurchased under the current share repurchase program. Cumulatively, Timberland has repurchased 7.8 million shares at an average price of $8.98 per share. The share repurchases equal approximately 59% of the 13.2 million shares that were issued in Timberland's January 1998 initial public offering. A cash dividend of $0.11 per share was paid during the quarter, which represented the 40th consecutive quarter a cash dividend was paid to shareholders.

About Timberland Bancorp, Inc.
Timberland Bancorp operates 21 branches in the state of Washington in Hoquiam, Aberdeen, Ocean Shores, Montesano, Elma, Olympia, Lacey, Tumwater, Yelm, Puyallup, Edgewood, Tacoma, Spanaway (Bethel Station), Gig Harbor, Poulsbo, Silverdale, Auburn, Winlock, and Toledo.

Timberland Q1 Earnings
April 22, 2008
Page 5

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                 Three Months Ended
($ in thousands, except per share)     March 31,     Dec. 31,    March 31,
(unaudited)                                2008         2007         2007
                                     ----------   ----------   ----------
Interest and dividend income
Loans receivable                      $   10,358   $   10,764   $    9,283
Investments and mortgage-backed
 securities                                  142          249          381
Dividends from mutual funds and
 Federal Home Loan Bank ("FHLB") stock       395          423          413
Federal funds sold                            27           31           77
Interest bearing deposits in banks             4           10           14
                                      ----------   ----------   ----------
   Total interest and dividend income     10,926       11,477       10,168

Interest expense
Deposits                                   3,117        3,334        2,657
FHLB advances                              1,132        1,216        1,013
Other borrowings                               6            8           10
                                      ----------   ----------   ----------
   Total interest expense                  4,255        4,558        3,680
                                      ----------   ----------   ----------
   Net interest income                     6,671        6,919        6,488
Provision for loan losses                    700        1,200          156
                                      ----------   ----------   ----------
   Net interest income after
    provision for loan losses              5,971        5,719        6,332

Non-interest income
Service charges on deposits                  648          696          663
Gain on sale of loans, net                   144           92           64
Bank owned life insurance ("BOLI")
 net earnings                                119          120          114
Servicing income on loans sold               179          118          115
ATM transaction fees                         302          299          272
Other                                        162          172          196
                                      ----------   ----------   ----------
   Total non-interest income               1,554        1,497        1,424

Non-interest expense
Salaries and employee benefits             2,986        2,920        2,766
Premises and equipment                       650          464          660
Advertising                                  268          182          201
Loss (gain) from other real estate
 operations                                   --           --          (11)
ATM expenses                                 142          148          107
Postage and courier                          130          118          130
Amortization of core deposit intangible       62           62           71
State and local taxes                        147          151          133
Professional fees                            145          147          172
Other                                        676          659          710
                                      ----------   ----------   ----------
   Total non-interest expense              5,206        4,851        4,939

Income before federal income taxes         2,319        2,365        2,817
Federal income taxes                         734          750          901
                                      ----------   ----------   ----------
   Net income                         $    1,585   $    1,615   $    1,916
                                      ==========   ==========   ==========
Earnings per common share:
   Basic                              $     0.25   $     0.25   $     0.28
   Diluted                            $     0.24   $     0.24   $     0.27
Weighted average shares outstanding:
   Basic                               6,441,367    6,515,428    6,866,664
   Diluted                             6,560,806    6,674,773    7,083,420

Timberland Q1 Earnings
April 22, 2008
Page 6


TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                          Six Months Ended
($ in thousands, except per share)                 March 31,      March 31,
(unaudited)                                            2008           2007
                                               ------------   ------------
Interest and dividend income
Loans receivable                               $     21,121   $     18,070
Investments and mortgage-backed securities              391            835
Dividends from mutual funds and FHLB stock              818            833
Federal funds sold                                       58            142
Interest bearing deposits in banks                       14             53
                                               ------------   ------------
   Total interest and dividend income                22,402         19,933

Interest expense
Deposits                                              6,450          5,247
FHLB advances                                         2,348          1,895
Other borrowings                                         14             27
                                               ------------   ------------
   Total interest expense                             8,812          7,169
                                               ------------   ------------
   Net interest income                               13,590         12,764
Provision for loan losses                             1,900            156
                                               ------------   ------------
   Net interest income after provision for
    loan losses                                      11,690         12,608

Non-interest income
Service charges on deposits                           1,344          1,369
Gain on sale of loans, net                              237            171
BOLI net earnings                                       239            227
Servicing income on loans sold                          297            246
ATM transaction fees                                    601            535
Other                                                   334            356
                                               ------------   ------------
   Total non-interest income                          3,052          2,904

Non-interest expense
Salaries and employee benefits                        5,906          5,551
Premises and equipment                                1,114          1,283
Advertising                                             450            379
Loss (gain) from real estate operations                  --            (29)
ATM expenses                                            291            226
Postage and courier                                     247            235
Amortization of core deposit intangible                 124            143
State and local taxes                                   298            272
Professional fees                                       292            349
Other                                                 1,335          1,426
                                               ------------   ------------
   Total non-interest expense                        10,057          9,835

Income before federal income taxes                    4,685          5,677
Federal income taxes                                  1,484          1,807
                                               ------------   ------------
   Net income                                  $      3,201   $      3,870
                                               ============   ============
Earnings per common share:
   Basic                                       $       0.49   $       0.56
   Diluted                                     $       0.48   $       0.54
Weighted average shares outstanding:
   Basic                                          6,478,600      6,937,990
   Diluted                                        6,618,101      7,165,698




Timberland Q1 Earnings
April 22, 2008
Page 7


TIMBERLAND BANCORP, INC.
CONSOLIDATED BALANCE SHEET
($ in thousands) (unaudited)            March 31,     Dec. 31,    March 31,
                                            2008         2007         2007
Assets                                 ---------    ---------    ---------
Cash and due from financial
 institutions:
  Non-interest bearing                 $  12,165    $  15,301    $  14,604
  Interest-bearing deposits in banks         883          502          659
  Federal funds sold                       1,220        1,015        6,655
                                       ---------    ---------    ---------
                                          14,268       16,818       21,918

Investments and mortgage-backed
 securities:
  Held to maturity                            60           67           72
  Available for sale                      42,868       45,037       67,221
FHLB stock                                 5,705        5,705        5,705
                                       ---------    ---------    ---------
                                          48,633       50,809       72,998

Loans receivable                         549,593      542,644      482,226
Loans held for sale                        4,949           --        1,934
Less: Allowance for loan losses           (6,697)      (5,997)      (4,272)
                                       ---------    ---------    ---------
Net loans receivable                     547,845      536,647      479,888


Accrued interest receivable                3,055        3,407        3,177
Premises and equipment                    16,470       16,512       16,736
Other real estate owned ("OREO") and
 other repossessed items                      --           --           71
BOLI                                      12,654       12,535       12,178
Goodwill                                   5,650        5,650        5,650
Core deposit intangible                    1,096        1,158        1,363
Mortgage servicing rights                  1,145        1,071          986
Other assets                               3,697        1,987        2,836
                                       ---------    ---------    ---------
Total Assets                           $ 654,513    $ 646,594    $ 617,801
                                       =========    =========    =========


Liabilities and Shareholders' Equity
Non-interest-bearing deposits          $  50,068    $  50,590    $  53,321
Interest-bearing deposits                419,769      410,657      390,801
                                       ---------    ---------    ---------
  Total deposits                         469,837      461,247      444,122

FHLB advances                            105,663      106,380       92,230
Other borrowings: repurchase
 agreements                                  815          611          588
Other liabilities and accrued expenses     3,356        3,367        3,048
                                       ---------    ---------    ---------
Total Liabilities                        579,671      571,605      539,988
                                       ---------    ---------    ---------

Shareholders' Equity
Common stock- $.01 par value;
 50,000,000 shares authorized;
  March 31, 2008   6,876,653 shares
   issued and outstanding
  December 31, 2007   6,917,675 shares
   issued and outstanding
  March 31, 2007   3,649,190 shares
   issued and outstanding on a
   pre-split basis                            69           69           36
Additional paid-in capital                 8,527        9,314       16,439
Unearned shares- Employee Stock
 Ownership Plan                           (2,908)      (2,974)      (3,392)
Retained earnings                         70,125       69,300       65,465
Accumulated other comprehensive loss        (971)        (720)        (735)
                                       ---------    ---------    ---------
Total Shareholders' Equity                74,842       74,989       77,813
                                       ---------    ---------    ---------
Total Liabilities and Shareholders'
 Equity                                $ 654,513    $ 646,594    $ 617,801
                                       =========    =========    =========

Timberland Q1 Earnings
April 22, 2008
Page 8

KEY FINANCIAL RATIOS AND DATA                   Three Months Ended
($ in thousands, except per share)      March 31,     Dec. 31,    March 31,
(unaudited)                                 2008         2007         2007
                                       ---------    ---------    ---------
PERFORMANCE RATIOS:
Return on average assets (a)                0.98%        0.99%        1.28%
Return on average equity (a)                8.48%        8.61%        9.91%
Net interest margin (a)                     4.44%        4.59%        4.75%
Efficiency ratio                           63.29%       57.64%       62.42%

                                                 Six Months Ended
                                        March 31,                 March 31,
                                            2008                      2007
                                       ---------                 ---------
Return on average assets                    0.99%                     1.32%
Return on average equity                    8.55%                     9.92%
Net interest margin                         4.52%                     4.74%
Efficiency ratio                           60.43%                    62.78%


                                        March 31,     Dec. 31,    March 31,
                                            2008         2007         2007
                                       ---------    ---------    ---------
ASSET QUALITY RATIOS:
Non-performing loans                   $   6,388    $   3,908    $     322
OREO and other repossessed assets             --           --           71
                                       ---------    ---------    ---------
Total non-performing assets            $   6,388    $   3,908    $     393
Non-performing assets to total assets       0.98%        0.60%        0.06%
Allowance for loan losses to
 non-performing loans                        105%         153%       1,327%
Restructured loans                     $   2,491    $   2,462    $      --

Book value per share (b)               $   10.88    $   10.84    $   10.66
Book value per share (c)               $   11.53    $   11.50    $   11.32
Tangible book value per share (b) (d)  $    9.90    $    9.86    $    9.70
Tangible book value per share (c) (d)  $   10.49    $   10.46    $   10.30

(a)  Annualized
(b)  Calculation includes ESOP shares not committed to be released
(c)  Calculation excludes ESOP shares not committed to be released
(d) Calculation subtracts goodwill and core deposit intangible from the equity component

AVERAGE BALANCE SHEET:                          Three Months Ended
                                        March 31,     Dec. 31,    March 31,
                                            2008         2007         2007
                                       ---------    ---------    ---------
Average total loans                    $ 546,349    $ 538,284    $ 465,460
Average total interest earning assets    600,872      602,628      546,870
Average total assets                     647,851      650,893      597,015
Average total interest bearing
 deposits                                411,465      411,766      380,916
Average FHLB advances and other
 borrowings                              107,572      106,937       81,578
Average shareholders' equity              74,741       75,002       77,340


                                                Six Months Ended
                                        March 31,                 March 31,
                                            2008                      2007
                                       ---------                 ---------
Average total loans                    $ 542,295                 $ 452,232
Average total interest earning assets    601,754                   538,115
Average total assets                     649,225                   588,470
Average total interest bearing
 deposits                                410,542                   378,614
Average FHLB advances and other
 borrowings                              107,253                    73,688
Average shareholders' equity              74,873                    78,002


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Timberland Q1 Earnings
April 22, 2008
Page 8


Disclaimer
This report contains certain "forward-looking statements." The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward looking statements. These forward-looking statements may describe future plans or strategies and include the Company's expectations of future financial results. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These risk factors include but are not limited to the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.

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